Exhibit (14)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of Variable Insurance Products Fund III, of our report dated February 11, 2014, relating to the financial statements and financial highlights of VIP Growth Strategies Portfolio appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund III: VIP Growth Strategies Portfolio for the year ended December 31, 2013.

We also consent to the references to us under the headings "Experts" and "Additional Information About the Funds" in the Proxy Statement and Prospectus, which is part of such Registration Statement and to the references to us under the headings "Financial Highlights" in the April 30, 2014 Prospectuses and "Independent Registered Public Accounting Firms" in the April 30, 2014 Statements of Additional Information for Variable Insurance Products Fund III: VIP Growth Strategies Portfolio, which are also incorporated by reference in the Registration Statement.

____________________________
/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

December 2, 2014